UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2024

VIP Play, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56290	85-0738656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1645 Pine Tree Ln, Suite 2, Sarasota, Florida	34236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 783-9435

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2024, VIP Play, Inc., a Nevada corporation (the “Company,” “us,” “we” or “our”) entered into an Agreement for the Provision of a Sports Betting Solution (the “Agreement”) with Sports Information Services Limited, a Malta registered company, a supplier of sports betting solutions to business-to-consumer operators (“Supplier”). Pursuant to the terms of the Agreement, Supplier has agreed to provide certain services (the “Services”) to us to use through our software platform over which gaming and betting transactions with our customers are conducted, including back-office software, player account management software, geo-location software and/or services, e-wallet software and/or services, websites and mobile applications, any underlying operating software, mobile platforms, or other means of remote communication. The Services are to be provided on a non-transferable, non-sub-licensable and non-exclusive basis for a term of four years after the first live launch in respect of the business to consumer sports betting activities that we intend to carry out in certain states, countries or territories.

The Services to be provided by Supplier pursuant to the Agreement include: (i) the provision and hosting of Supplier’s frontend application in HTML5 for desktop and touch devices, adapted for different screen sizes (e.g. mobile, tablet, desktop), and styling and skinning of such application, in each case to the extent agreed in writing between us and Supplier; (ii) the provision of the Supplier’s standard sportsbook offering from time to time, which as at the date of this Agreement includes: pre-event and live event betting and markets, functionality for bet placement and functionality for providing results and enabling bet settlement; (iii) 24/7 pricing, event risk management, result settlement and customer risk management; (iv) second line support 24/7; and (v) dedicated client account management; and client account support.

The terms of the Agreement call for an upfront payment in the amount of $240,000 and a second payment of $240,000 to be paid upon the first live launch. The Agreement also calls for business fees that will vary based upon yearly gross gaming revenues commencing with the first live launch and ranging from 10% to 14% of net gaming revenues.

The above is a summary of the material terms of the Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference. This summary may not contain all of the information about the Agreement that is important to you. We urge you to read the Purchase Agreement in its entirety carefully.

Item 7.01. Regulation FD Disclosure.

On November 7, 2024, the Company issued a press release announcing the Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Agreement for the Provision of a Sports Betting Solution dated November 1, 2024 by and between VIP Play, Inc. and Sports Information Services Limited
99.1	Press Release of VIP Play, Inc. dated November 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2024	VIP PLAY, INC.

	By:	/s/ James Mackey
James Mackey, CFO

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